                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No. _______)

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to [ ]240.14a-11(c) or [ ]240.14a-12


                              GERALD STEVENS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                February 7, 2001

Dear Stockholder:

         You are cordially invited to attend the 2001 Annual Meeting of Stockholders of Gerald Stevens, Inc. to be held at 10:00 a.m. on Friday, March 9, 2001, at the Sheraton Fort Lauderdale, Airport Hotel, Salons 1 & 2, Fort Lauderdale, Florida.

         The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be acted upon. In addition to these matters, we will report on our progress and provide an opportunity for questions of general interest to our stockholders.

         Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. The Board of Directors unanimously recommends that stockholders vote FOR each of the matters on the proxy card. Thank you.


                                    Sincerely,



                                    Steven R. Berrard
                                    Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         The Annual Meeting of Stockholders of Gerald Stevens, Inc. will be held at the Sheraton Fort Lauderdale, Airport Hotel, Salons 1 & 2, Fort Lauderdale, Florida at 10:00 a.m. on Friday, March 9, 2001. At the Annual Meeting, stockholders will vote on the following matters:

         (1)      the election of directors;

         (2) the approval and adoption of the Gerald Stevens, Inc. 2001 Stock Incentive Plan;

         (3) the approval of the selection of our independent accountants for the 2001 fiscal year; and

         (4)      any other business that properly comes before the Annual
                  Meeting.

         EVEN IF YOU PLAN TO ATTEND THE MEETING, WE REQUEST THAT YOU COMPLETE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE so that your shares will be represented and voted in accordance with your instructions. Of course, if you attend the meeting, you may vote your shares personally, even if you have already returned your signed proxy. You may revoke your proxy at any time before the meeting either in writing or by personal notification.

         Only stockholders of record at the close of business on January 31, 2001 will be entitled to notice of and to vote at the meeting or any adjournments or postponements of the meeting.


                                     By order of the Board of Directors,


                                     Jeffrey M. Mattson
                                     Corporate Secretary

February 7, 2001




           1800 Eller Drive, Suite 300, Fort Lauderdale, Florida 33316
                              Phone (954) 627-1000

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

             Record Date........................................................    1
             Proxy and Voting Procedures........................................    1
             Votes Required.....................................................    1
             Solicitation Procedures............................................    1
Item  1.     Election of Directors..............................................    1
                Nominees........................................................    1
                Board Committees and Meetings...................................    3
                Compensation....................................................    4
                Report of the Audit Committee...................................    6
                Report of the Compensation Committee on Executive Compensation..    7
                Compensation Committee Interlocks and Insider Participation.....    9
                Performance Comparison..........................................    9
                Security Ownership of Management and Others.....................   10
                Compliance with Section 16(a) of the Exchange Act...............   11
Item  2.     2001 Stock Incentive Plan..........................................   11
Item  3.     Selection of Independent Accountants...............................   13
Other Matters   ................................................................   14
             Proposals for 2001 Annual Meeting..................................   14

Appendix A--Gerald Stevens, Inc. 2001 Stock Incentive Plan......................  A-1
Appendix B--Amended and Restated Audit Committee Charter........................  B-1

                                 PROXY STATEMENT

         The Annual Meeting of Stockholders of Gerald Stevens, Inc. will be held on March 9, 2001. We are furnishing this Proxy Statement in connection with the solicitation of proxies to be used at the Annual Meeting and any adjournments. Our mailing address is 1800 Eller Drive, Suite 300, Fort Lauderdale, Florida 33316. We mailed this Proxy Statement and the enclosed proxy to our stockholders beginning on February 7, 2001.

RECORD DATE

         Only stockholders of record at the close of business on January 31, 2001 are entitled to vote at the Annual Meeting and any adjournments. On the record date, we had 9,838,404 shares of common stock outstanding. The common stock is our only outstanding class of voting securities.

PROXY AND VOTING PROCEDURES

         The enclosed proxy relates to all of the shares of our common stock that the stockholder is entitled to vote on the close of business on January 31, 2001. The proxy enables a stockholder to vote on the proposals covered by this Proxy Statement. The shares represented by each valid proxy received in a timely manner will be voted in accordance with the choices indicated on the proxy. The stockholder may revoke the proxy by written notice to Gerald Stevens, Inc. at any time before the Annual Meeting, or at the Annual Meeting before it is voted. A valid proxy will be voted FOR each of the proposals unless otherwise indicated on the proxy.

VOTES REQUIRED

         Under Florida law and our bylaws, the election of directors requires the affirmative vote of a plurality of the votes cast by the shares entitled to vote at the Annual Meeting, as long as a quorum is present. Under our bylaws, the approval of the other matters to be voted on at the Annual Meeting requires the affirmative vote of a majority of the votes cast on each such matter at the Annual Meeting. Shares abstaining or withheld from voting, as well as "broker non-votes," are counted as shares represented at the Annual Meeting in order to determine a quorum. Such shares and non-votes are not voted for the election of directors or for the other matters presented at the Annual Meeting. As such, abstentions and votes withheld, as well as "broker non-votes," have no effect on the vote with respect to the election of directors or other matters presented at the meeting.

SOLICITATION PROCEDURES

         Proxies will be solicited primarily by mail; however, our employees may also solicit proxies in person or otherwise. We will not pay employees for these services. We are requesting certain holders of record, including brokers, custodians and nominees, to distribute proxy materials to beneficial owners and to obtain the beneficial owners' instructions concerning the voting of proxies. We will pay all costs of the proxy solicitation and will reimburse brokers and other persons for the expenses they incur in sending proxy materials to beneficial owners.

ITEM 1. ELECTION OF DIRECTORS

         The nominees for our Board of Directors and their biographies are set forth below. We anticipate that all nominees will be candidates when the election is held. If for any reason any nominee is not a candidate at that time, proxies will be voted for any substitute nominee that our board of directors designates (except where a proxy withholds authority with respect to the election of directors).

NOMINEES

         STEVEN R. BERRARD has served as a member of our board of directors since May 1999, and as Chairman of the Board since October 1999. In 1997, Mr. Berrard co-founded New River Capital Partners, a private equity firm with an investment strategy focused on branded specialty retail, e-commerce and education, and he controls New River Capital's managing general partner. Mr. Berrard served as Co-Chief Executive Officer of AutoNation, Inc. from October 1996 until September 1999. During his tenure, AutoNation became the world's largest automotive retailer with over 380 dealerships throughout the United States and also owned and operated the Alamo Rent-A-Car and National Car Rental System businesses. From September 1994 through March 1996, Mr. Berrard served as President and Chief Executive Officer of Blockbuster Entertainment Group, a division of Viacom Inc. and the world's largest video store operator. From January 1993 to September 1994, Mr. Berrard served as President and Chief Operating Officer of Blockbuster Entertainment Corporation. Mr. Berrard joined Blockbuster in June 1987 as Senior Vice President, Treasurer and Chief Financial Officer, and he became a director of Blockbuster in May 1989. In addition, Mr. Berrard served as President and Chief Executive Officer and as a director of Spelling Entertainment Group Inc., a televised and filmed entertainment producer and distributor, from March 1993 through March 1996, and served as a director of Viacom from September 1994 until March 1996. Mr. Berrard serves as a director of Birmingham Steel Corporation, a steel producer, and of Boca Resorts, Inc., which owns and operates luxury resorts, arena and entertainment facilities and a professional sports franchise.

         JOHN G. HALL has served as our President and Chief Executive Officer and as a Director since July 2000. Mr. Hall is also a partner in New River Capital Partners, which he joined in December 1999. From 1993 to December 1999, he was a principal of Allen & Company Incorporated where he provided growth capital and investment banking services to public and private companies, including Gerald Stevens and Gerald Stevens Retail, Inc. (Gerald Stevens Retail merged into Gerald Stevens, formerly named Florafax International, Inc., in April 1999.) Prior to joining Allen & Company, Mr. Hall was a Vice President of Chemical Bank, where he specialized in restructurings and workouts from 1991 through 1993.

         ANDREW W. WILLIAMS has served as President and Chief Operating Officer of our Order Generation Division since July 2000 and as a member of our board of directors since December 1988. Mr. Williams served as Chairman of the Board of Directors from November 1992 until April 1999 and as Chief Executive Officer from September 1994 until April 1999. Since 1978, Mr. Williams has been a certified public accountant practicing principally in Vero Beach, Florida. He has served as President and Director of Confidential Investment Services, Inc., a privately owned investment company, since April 1999.

         ROBERT L. JOHNSON has served as a member of our board of directors since October 1999. In 1980, Mr. Johnson founded BET Holdings, Inc., a diversified media holding company that owns Black Entertainment Television. He has served as BET's Chairman and Chief Executive Officer since March 1996, and prior to that, also as its President. Mr. Johnson is also Chairman and President of District Cablevision, Inc., a cable operator in the District of Columbia. He is a director of U.S. Airways Group, Inc., Hilton Hotels Corp. and General Mills, Inc.

         RUTH M. OWADES has served as a member of our board of directors since August 1999 following our acquisition of Calyx & Corolla, Inc. Ms. Owades founded Calyx & Corolla in 1988 and has served as its Chief Executive Officer since that time. Ms. Owades has served as a director of Providian Financial Corp. from May 1998 until present and of J. Jill Group, Inc. from June 1997 until present.

         KENNETH G. PUTTICK has served as a member of our board of directors since January 1995. Mr. Puttick is President and owner of Tiffany Scott Cadillac in Vero Beach, Florida. Mr. Puttick has been in the retail automobile business since 1968. Mr. Puttick also has owned and operated several retail and real estate businesses.

         KENNETH R. ROYER has served as a member of our board of directors since May 1999. Prior to joining Gerald Stevens Retail in October 1998, Mr. Royer was a consultant in the floral industry. For over 40 years, Mr. Royer was Chairman of the Board of Directors of Royer's Flowers, a privately owned floral retailer. Royer's Flowers was founded in 1945, and by 1998, it had become one of the five largest florists in the United States with 35 locations in central Pennsylvania. Mr. Royer has served as Chairman of the Retail Council of the Society of American Florists, and also has served as director of the Society of American Florists. Mr. Royer also has served as Chairman of the American Florists Marketing Council and as Treasurer of the American Florists Endowment. A regular speaker at national florist conventions, Mr. Royer writes a regular column for The Florist Review entitled "Royer on Retailing," and in 1998 he authored a book on the floral industry entitled Retailing Flowers Profitably.

         Kenneth Royer is the father of Gregory J. Royer, one of our executive officers.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

BOARD COMMITTEES AND MEETINGS

         The Board of Directors has established an Audit Committee, Compensation Committee and Executive Committee. The Board of Directors has not established a Nominating Committee.

         The functions of the Audit Committee include the following:

         - Provide an avenue of communication between the auditors and the Board of Directors.

         - Review the qualifications and independence of the independent auditors.

         -        Recommend the appointment of the independent auditors.

         - Review significant risks and exposure facing the company and the steps taken to minimize these risks.

         - Review the scope of the annual audit and the annual audit process.

         - Consider and review significant findings and recommendations of the auditors, together with management's responses.

         - Review the annual audited and unaudited quarterly financial statements.

         - Report the activities of the audit committee to the Board of Directors.

         During our 2000 fiscal year ended August 31, 2000, the Audit Committee members have been Mr. Williams, who serves as Chairman, and Messrs. Puttick and Johnson. The Audit Committee met twice during the 2000 fiscal year. We have included the 2000 Report of the Audit Committee on page 6 of this Proxy Statement.

         The functions of the Compensation Committee are to review the compensation of officers and other management personnel and to make recommendations concerning such compensation. The Compensation Committee also administers our stock incentive plans, determining the recipients and terms of stock incentives, and administers some of our employee benefit plans. Prior to October 18, 1999, the Compensation Committee members were Messrs. Puttick and Royer. From October 18, 1999 through February 29, 2000, the Compensation Committee members were Messrs. Johnson, Royer and Thomas C. Byrne. Since February 29, 2000, the Compensation Committee members were Mr. Johnson, who serves as Chairman, and Messrs. Royer and Williams. Mr. Williams resigned from the Compensation Committee on July 17, 2000, when he was hired as President and Chief Operating Officer of our Order Generation Division. The Compensation Committee met once during the 2000 fiscal year.

         The Board of Directors formed the Executive Committee on October 18, 1999. The functions of the Executive Committee are to exercise all powers and authority of the entire Board of Directors to the extent not restricted by Florida law or by our charter or bylaws, except that the Executive Committee may not (1) declare a dividend, (2) authorize the issuance of stock with a market value greater than $10 million in any single transaction or series of related transactions, or (3) appoint executive officers with a position of Senior Vice President or more senior authority. The members of the Executive Committee were Mr. Berrard, Gerald R. Geddis and Adam D. Phillips through July 17, 2000, and Messrs. Berrard, Hall and Phillips from July 17, 2000 through the end of the 2000 fiscal year.

         The Board of Directors held nine meetings in our 2000 fiscal year. Each current director attended 75% or more of the 2000 fiscal year meetings of the Board and the Board committees on which he or she served.

COMPENSATION

         Summary Compensation Table. The following Summary Compensation Table contains information concerning the compensation of (a) Gerald R. Geddis, who served as Chief Executive Officer through July 17, 2000; (b) John G. Hall, who has served as Chief Executive Officer since July 17, 2000; and (c) our other three executive officers who were serving as such at the end of our 2000 fiscal year. Information that is not applicable or not required under the rules of the Securities and Exchange Commission has been omitted from the Summary Compensation Table.

                      ANNUAL COMPENSATION                                  LONG-TERM COMPENSATION
----------------------------------------------------------------------   --------------------------
                                                                           NO. OF
                                                                           SHARES
                                                            OTHER        UNDERLYING       ALL
 NAME AND PRINCIPAL      FISCAL                             ANNUAL         OPTIONS       OTHER
      POSITION            YEAR      SALARY       BONUS   COMPENSATION      GRANTED    COMPENSATION
      --------            ----      ------       -----   ------------      -------    ------------
Gerald R. Geddis (a)      2000     $150,000     $     0     $    0          20,000       $     0
President of Retail       1999       50,000           0          0               0             0
Division and Former       1998           --          --         --              --            --
Chief Executive
Officer

John G. Hall (b)          2000       17,789           0          0          70,000             0
Chief Executive           1999           --          --         --              --            --
Officer, President        1998           --          --         --              --            --
and Director

Adam D. Phillips(c)       2000      132,692           0          0           8,000         1,471(f)
Senior Vice               1999       33,333           0          0               0             0
President,                1998           --          --         --              --            --
Chief Administrative
Officer, Secretary
and Director

Gregory J. Royer (c)      2000      154,615      10,000          0          17,000        64,401(g)
Senior Vice               1999       46,154           0          0               0             0
President and Chief       1998           --          --         --              --            --
Operating Officer of
Retail Division

Andrew W. Williams (d)    2000       16,154           0          0          50,000        50,000(h)
President and Chief       1999       81,729      53,818      3,200(e)            0         2,042(f)
Operating Officer of      1998      127,042      20,000      4,800(e)            0         2,856(f)
Order Generation
Division and Director



(a) Mr. Geddis became President and Chief Executive Officer on May 1, 1999 upon completion of the merger with Gerald Stevens Retail, and served in those offices through July 17, 2000, at which time he became President of the Retail Division. No information is provided for periods before May 1, 1999, because Mr. Geddis was not employed by Gerald Stevens before that date.

(b) Mr. Hall became President and Chief Executive Officer on July 17, 2000. No information is provided for periods before July 17, 2000, because Mr. Hall was not employed by Gerald Stevens before that date.

(c) Messrs. Phillips and Royer became senior vice presidents on May 1, 1999 upon completion of our merger with Gerald Stevens Retail. No information is provided for periods before May 1, 1999, because Messrs. Phillips and Royer were not employed by Gerald Stevens before that date. Mr. Phillips resigned as an officer of Gerald Stevens in September 2000.

(d) Mr. Williams served as President and Chief Executive Officer through April 30, 1999. He was not an employee of Gerald Stevens from May 1, 1999 through July 17, 2000. On July 17, 2000, Mr. Williams became President and Chief Operating Officer of the Order Generation Division.

(e)      Represents payments made for a company-provided vehicle.

(f)      Represents company-matching contributions under a 401(k) plan.

(g) Represents reimbursement of $63,745 in relocation expenses and $656 in company-matching contributions under a 401(k) plan.

(h) Represents consulting fees paid for services from April 1, 2000 through July 17, 2000.

         Stock Options. The following table contains information concerning stock options granted in our 2000 fiscal year, including the potential realizable value of each grant assuming that the market value of the common stock were to appreciate from the date of grant to the expiration of the option at annualized rates of (a) 5% and (b) 10%, in each case compounded annually over the term of the option. The assumed rates of appreciation shown in the table have been specified by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon various factors, including market conditions and future performance and prospects.

         Options become exercisable at the time or times determined by the Compensation Committee of our Board of Directors. The options shown below become exercisable in four equal annual installments beginning one year after the date of grant, except for the options that expire on May 25, 2010, which become exercisable in four equal annual installments beginning on the date of grant. All of the options shown below have purchase prices equal to the fair market value of our common stock on the date of grant.


                                                                                        POTENTIAL REALIZABLE VALUE
                                                                                        AT ASSUMED ANNUAL RATES OF
                                                                                         STOCK PRICE APPRECIATION
                                                FY 2000 GRANTS                               FOR OPTION TERM
                          ---------------------------------------------------------      -----------------------
                            NO. OF        % OF TOTAL
                            SHARES          OPTIONS
                          UNDERLYING      GRANTED TO       PURCHASE
                           OPTIONS       EMPLOYEES IN       PRICE        EXPIRATION
        NAME              GRANTED(A)       FY 2000      ($/SHARE)(A)       DATE            5%             10%
        ----              ----------       -------      ------------       ----          --------     ----------
Gerald R. Geddis          20,000             4.0%        $    7.50         8/2/10        $244,334     $  389,061

John G. Hall              70,000            14.1%             6.25         7/6/10         712,641      1,134,762

Adam D. Phillips           8,000             1.6%            10.00        5/25/10         130,312        207,499

Gregory J. Royer          12,000             2.4%            10.00        5/25/10         195,467        311,249
                           5,000             1.0%             7.50         8/2/10          61,084         97,265
Andrew W. Williams        50,000            10.0%             6.25         7/6/10         509,030        810,545

----------------

(a) As adjusted to give effect to the one-for-five reverse split of our common stock on November 14, 2000.

         The following table contains information concerning stock options exercised in our 2000 fiscal year, including the "value realized" upon exercise (the difference between the total purchase price of the options exercised and the market value, on the date of exercise, of the shares acquired), and the value of unexercised "in-the-money" options held on August 31, 2000 (the difference between the aggregate purchase price of all such options held and the market value of the shares covered by such options on August 31, 2000).

                                     OPTION EXERCISES IN FY 2000 AND OPTION VALUES AT 8/31/00 (A)
                      ---------------------------------------------------------------------------------------
                                                      NO. OF SHARES UNDERLYING        VALUE OF UNEXERCISED
                      NO. OF SHARES                     UNEXERCISED OPTIONS ON       IN-THE-MONEY OPTIONS ON
                       ACQUIRED ON        VALUE              8/31/00                       8/31/00
NAME                    EXERCISE         REALIZED     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----                    --------         --------     -------------------------     -------------------------
Gerald R. Geddis              0          $      0            6,350 / 16,350                 $0 / $0

John G. Hall                  0          $      0            0 / 70,000                     $0 / $0

Adam D. Phillips              0          $      0            8,075 / 24,225                 $0 / $0

Gregory J. Royer              0          $      0            6,682 / 19,032                 $0 / $0

Andrew W. Williams        5,000          $136,625            0 / 50,000                     $0 / $0

----------------

(a) As adjusted to give effect to the one-for-five reverse split of our common stock on November 14, 2000.

         We have no long-term incentive plan, pension plan or other similar plan as defined by the rules and regulations of the SEC except for our option plans.

         Employment Agreements. We have employment agreements with Gregory Royer, Ms. Owades and Wayne Moor, who was hired as our Senior Vice President and Chief Financial Officer in October 2000. Mr. Moor's employment agreement provides for an annual base salary of $225,000. In addition, Mr. Moor will be eligible for an annual bonus of up to 20% of base salary, based on the achievement of certain corporate goals and objectives. If Mr. Moor is terminated "without cause" or if he elects to terminate employment for "good reason," in each case as defined in the employment agreement, then he would be entitled to continue to receive the base salary and bonus through the end of the employment term, and all unvested stock options would automatically vest on the date of termination and would be exercisable in full. He is also subject to confidentiality obligations as well as to non-compete and non-solicitation covenants during the term of employment and for two years thereafter. Mr. Moor's employment agreement expires on October 23, 2002.

         The employment agreements with Ms. Owades and Mr. Royer are on substantially the same terms as Mr. Moor's employment agreement, except that (a) the annual base salaries are $185,000 for Ms. Owades and $160,000 for Mr. Royer;
(b) the expiration dates are July 30, 2001 for Ms. Owades' agreement and March 31, 2002 for Mr. Royer's agreement; and (c) upon termination "without cause" or for "good reason," the payments to Mr. Royer would consist of his base salary (but not his bonus) through the shorter of the end of the employment term or one year.

         We have Confidentiality and Noncompete Agreements with Mr. Hall, Mr. Williams and Thomas W. Hawkins, who was hired as our Senior Vice President and Chief Administrative Officer in September 2000. These agreements provide for confidentiality obligations and non-compete and non-solicitation covenants that are similar to those contained in the employment agreements described above.

         Directors' Compensation. Under the compensation program for nonemployee directors, each nonemployee director receives (a) an annual retainer of $20,000;
(b) an additional $1,000 for each board meeting in excess of four meetings per year; (c) $750 for each committee meeting attended (except that committee chairs receive $1,000 per committee meeting); and (d) an annual grant of options to purchase up to 2,500 shares of common stock at the fair market value of the stock on the date of grant. The annual retainer and meeting fees may be paid in cash or our common stock. Nonemployee directors are reimbursed for expenses they incur in attending board of directors and committee meetings.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee operates under a written charter that is attached to this Proxy Statement as Appendix B. The current members of the Audit Committee are Messrs. Johnson and Williams and Mr. Kenneth Royer. Mr. Williams is the Committee's Chair. Although our common stock does not currently trade on the Nasdaq Stock Market, we have evaluated the independence of our Audit Committee members using the NASD standards. Under these standards, Mr. Johnson qualifies as independent. Mr. Williams is not considered independent because he is currently one of our executive officers. Mr. Royer is not considered independent because his son, Gregory Royer, is one of our executive officers and we lease five properties for aggregate annual rental of approximately $260,000 from Mr. Kenneth Royer and his wife. NASD standards permit one non-independent director on the Audit Committee if the company's board of directors determines that membership on the committee is required in the best interests of the company and its stockholders. In the case of Mr. Williams, our Board of Directors believes that his background in financial, business and accounting matters allows him to provide valuable advice and counsel to the Audit Committee, and his membership on the Audit Committee is in the best interests of Gerald Stevens and its stockholders. In addition, our Board of Directors believes that it is in the best interests of Gerald Stevens and its stockholders for Mr. Kenneth Royer to be a member of the Audit Committee because of his extensive knowledge of retail floral operations and their particular demands in the areas of accounting and internal controls. Following the Annual Meeting, our newly elected Board of Directors will meet to appoint members on its committees, at which time we intend to comply with the NASD standard for no more than one non-independent director on the Audit Committee.

         The Audit Committee has reviewed and discussed with management the audited financial statements as of and for the fiscal year ended August 31, 2000. The Audit Committee has discussed with Arthur Andersen LLP, our independent auditors for the fiscal year ended August 31, 2000, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from Arthur Andersen required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with Arthur Andersen the independence of such auditors. The Audit Committee considered whether the auditor's provision for non-audit services was compatible with independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended August 31, 2000.

                                    AUDIT COMMITTEE

                                    Andrew W. Williams (Chair)
                                    Robert L. Johnson
                                    Kenneth R. Royer


REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Compensation Committee approves compensation actions with respect to our executive officers (including the Chief Executive Officer), other officers who report to the Chief Executive Officer, and other key employees. The Compensation Committee is intended to be composed of directors who are not employees of Gerald Stevens and who have no consulting arrangements or significant contractual or other relationships with Gerald Stevens. However, Mr. Williams was appointed to the Compensation Committee during our 2000 fiscal year, and we subsequently retained Mr. Williams as a consultant and later hired Mr. Williams as President and Chief Operating Officer of our Order Generation Division. Mr. Williams resigned from the Compensation Committee upon his hiring, and he will not be a member of our Compensation Committee in the 2001 fiscal year.

         This Report describes our performance-based compensation philosophy and executive compensation program, as approved by the Compensation Committee. In particular, it discusses the compensation decisions and recommendations made by the Compensation Committee in the 2000 fiscal year regarding Mr. Geddis, our Chief Executive Officer through July 17, 2000, Mr. Hall, our President and Chief Executive Officer since July 17, 2000, and the other executive officers named in the Summary Compensation Table.

         Executive Compensation Philosophy and Program Components. Our executive compensation program is structured for us to compete effectively with other firms in attracting, motivating and retaining executives of the caliber needed to advance the short-term and long-term interests of the company. The components of this program consist of base salary and annual bonus

(both paid in cash) and stock options. These compensation components are intended to (1) stimulate performance that benefits our stockholders by increasing stockholder value, (2) reward such performance with competitive levels of compensation, and (3) employ and retain key executives.

         The following sections of this Report describe the compensation program for executive officers in effect in our 2000 fiscal year and the matters considered by the Compensation Committee and the Board in reaching their compensation determinations.

         Base Salary. Salaries of executive officers are generally eligible for review once each year. The salaries are based on the executive officer's responsibilities and salaries of executive officers at comparable companies. The Compensation Committee believes that executive officers' base salaries in the 2000 fiscal year have been established consistent with these standards, except that the Committee believes that the salaries of Messrs. Hall and Williams are less than competitive rates for executive officers with comparable positions in similarly sized public retail companies. Messrs. Hall and Williams accepted these lower salaries upon their hiring, because they received stock option grants that were significantly larger than the grants to other executive officers in the 2000 fiscal year.

         Annual Bonuses. We have established an annual bonus program under which each of the executive officers may receive a cash bonus of up to 20% of such individual's base salary, based on Gerald Stevens' financial performance, the performance of the department or division for which the executive officer is responsible, and the executive officer's individual performance. Bonuses in excess of 20% of salary may be paid to reward exceptional performance. In the 2000 fiscal year, we paid bonuses at levels significantly less than the 20% target, primarily as a result of Gerald Stevens' financial performance in the 1999 and 2000 fiscal years. Several executive officers received no bonus. We are currently revising this program to tie the bonuses to specific financial targets for the company and, if applicable, the division for which the executive officer is responsible.

         Stock Options. We periodically grant stock options to our executive officers to align their long-term financial interests with the interests of our stockholders and to focus their efforts on the long-term financial performance of our business. The number of options granted to an individual generally is based on the individual's position and ability to affect our performance. The options generally vest in equal annual installments over a four-year period, consistent with the objective of using options to provide long-term financial benefits.

         Compensation of the Chief Executive Officers. Mr. Geddis served as our Chief Executive Officer through July 17, 2000. In the 2000 fiscal year, we compensated Mr. Geddis in accordance with his employment agreement that was originally entered into with Gerald Stevens Retail. Under this agreement, Mr. Geddis was paid an annual base salary of $150,000. Gerald Stevens Retail paid its executive officers annual base salaries of no greater than $150,000, which it determined to be an appropriate salary for a chief executive officer of a "start-up" floral and gift company. Like our other executive officers, Mr. Geddis may receive a cash bonus of up to 20% of his base salary, based on Gerald Stevens' financial performance and his personal performance. A bonus in excess of 20% of salary may be paid to reward exceptional performance. Mr. Geddis received no bonus in the 2000 fiscal year, primarily as a result of our financial performance, and received options to purchase 20,000 shares (after giving effect to a one-for-five reverse split of our common stock on November 14, 2000) of common stock to stimulate performance that benefits our stockholders.

         We hired Mr. Hall in the 2000 fiscal year at an annual salary of $125,000 plus options to purchase 70,000 shares (after giving effect to a one-for-five reverse split of our common stock on November 14, 2000) of common stock. We believe that these options provide Mr. Hall with a significant incentive to stimulate performance that benefits our stockholders. However, we believe that Mr. Hall's base salary is less than competitive rates for chief executive officers of similarly sized public retail companies. Mr. Hall is also eligible to participate in our bonus program.

         Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code prohibits us from deducting annual compensation in excess of $1 million paid to the executive officers named in the Summary Compensation Table of the Proxy Statement, unless such compensation is performance-based and satisfies certain other conditions. It is the Committee's view that:

         1. Base salaries and annual bonuses awarded under our annual bonus program do not qualify as performance-based compensation and are therefore not expected to be deductible.

         2. Amounts that are reportable as ordinary income by an executive under our stock option plans do qualify as performance-based compensation and are therefore expected to be fully deductible.

                                    COMPENSATION COMMITTEE

                                    Robert L. Johnson (Chair)
                                    Kenneth G. Puttick


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Messrs. Johnson, Puttick and Williams served as members of the Compensation Committee in our 2000 fiscal year. Mr. Williams has served as President and Chief Operating Officer of our Order Generation Division since July 2000, at which time he resigned from the Compensation Committee. Mr. Williams served as our Chief Executive Officer from September 1994 until April 1999.

PERFORMANCE COMPARISON

         The following graph and table compare the cumulative total stockholder return on our common stock from August 31, 1995 through August 31, 2000 with the Standard & Poor's SmallCap 600 Stock Index and the Specialty Retail SmallCap Index (neither of which include Gerald Stevens, Inc.), using data supplied by the Compustat Services unit of Standard & Poor's Corporation. Until April 30, 1999, our company was known as Florafax International, Inc. and our common stock traded on the Nasdaq Small Cap Market under the symbol "FIIF." The comparisons reflected in the graph and table are not intended to forecast the future performance of our common stock and may not be indicative of such future performance. The graph and table assume an investment of $100 in our common stock and each index on August 31, 1995, as well as the reinvestment of dividends.


                                (graph ommitted)

                                                                               SPECIALTY RETAIL SMALLCAP
AUGUST 31,                 GERALD STEVENS, INC.      S&P SMALLCAP 600 INDEX             INDEX
----------                 --------------------      ----------------------    -------------------------
1995                             100.00                     100.00                        100.00
1996                             344.24                     113.29                         94.19
1997                             582.54                     151.93                        109.55
1998                             783.90                     124.13                        103.41
1999                           1,991.53                     154.18                        115.62
2000                             153.59                     197.64                        109.51


SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth the shares of our common stock beneficially owned, directly or indirectly, on December 1, 2000, by (1) each person that we know to beneficially own more than 5% of our outstanding common stock, (2) each current director and nominee, (3) each of the executive officers named in the Summary Compensation Table and (4) all directors, nominees and executive officers as a group. The table also includes shares that the individuals have the right to acquire within 60 days of December 1, 2000 pursuant to outstanding options. Unless otherwise indicated, the address of each party is 1800 Eller Drive, Suite 300, Fort Lauderdale, Florida 33316, our principal business address.

                                                             Shares of Common Stock
Beneficial Owner                                               Beneficially Owned          Percent
---------------------------------------------------------    ----------------------        -------
New River Capital Partners, L.P.  . . . . . . . . . . . .           1,478,303                15.0%
  100 S.E. Third Avenue
  Ft. Lauderdale, Florida  33394
Gerald R. Geddis (1). . . . . . . . . . . . . . . . . . .             596,751                 6.0%
John G. Hall (2). . . . . . . . . . . . . . . . . . . . .              51,828                    *
Adam D. Phillips (3). . . . . . . . . . . . . . . . . . .             105,600                 1.1%
Gregory J. Royer (4). . . . . . . . . . . . . . . . . . .             133,074                 1.4%
Andrew W. Williams (5). . . . . . . . . . . . . . . . . .              90,533                    *
Steven R. Berrard (6) . . . . . . . . . . . . . . . . . .           1,505,104                15.3%
Robert L. Johnson (7) . . . . . . . . . . . . . . . . . .                 125                    *
Ruth M. Owades (8). . . . . . . . . . . . . . . . . . . .              73,295                    *
                                                                      231,000                 2.3%
Kenneth G. Puttick (9). . . . . . . . . . . . . . . . . .              11,191                    *
Kenneth R. Royer (10) . . . . . . . . . . . . . . . . . .

All Directors and Executive Officers as a Group (11). . .           2,822,340                28.3%

*    Indicates less than 1%

(1) Includes 6,350 shares of our common stock issuable pursuant to options that are exercisable within 60 days.
(2) Includes 40,000 shares of our common stock issuable pursuant to options that are exercisable within 60 days and 6,179 shares of our common stock issuable pursuant to warrants that are exercisable within 60 days.
(3) Includes 14,150 shares of our common stock issuable pursuant to options that are exercisable within 60 days.
(4) Includes 7,357 shares of our common stock issuable pursuant to options that are exercisable within 60 days.
(5) Includes 17,177 shares of our common stock held for the benefit of Mr. Williams' children; 7,077 shares owned by Mr. Williams' wife; 432 shares owned by Mr. Williams' son; 14,403 shares owned by Williams Family Foundation, of which Mr. Williams is president and director; and 15,400 shares owned by Confidential Investment Services, Inc., of which Mr. Williams is sole owner, president and director.
(6) Consists of 1,478,303 shares of our common stock owned by New River Capital Partners, 24 shares owned by SRB Investments, Inc., and 26,778 shares issuable pursuant to warrants that are exercisable within 60 days. Mr. Berrard controls and beneficially owns his interests in New River Capital Partners and SRB Investments indirectly through other entities; Mr. Berrard disclaims beneficial ownership of these shares except to the extent of any pecuniary interest.
(7) Consists of 125 shares of our common stock issuable pursuant to options that are exercisable within 60 days.
(8) Includes 1,000 shares issuable pursuant to options that are exercisable within 60 days, and 1,068 shares issuable pursuant to options owned by her husband that are exercisable within 60 days.
(9) Includes 127,400 shares held by Puttick Enterprises, of which Mr. Puttick is President, director and owner. Includes 12,000 shares of our common stock issuable pursuant to options that are exercisable within 60 days.
(10) Includes 1,784 shares of our common stock issuable pursuant to options that are exercisable within 60 days.
(11) Includes 110,384 shares of our common stock issuable pursuant to options that are exercisable within 60 days and 41,196 shares issuable pursuant to warrants that are exercisable within 60 days.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Under Section 16 of the Securities Exchange Act of 1934, our directors, certain officers, and beneficial owners of more than 10% of our outstanding common stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in our common stock; such persons are also required to furnish us with copies of such reports. Based solely upon the reports and related information furnished to us, we believe that all such filing requirements were complied with in a timely manner during and with respect to our 2000 fiscal year.

ITEM 2. 2001 STOCK INCENTIVE PLAN.

         Adoption of the Plan. Our Board of Directors adopted the Gerald Stevens, Inc. 2001 Stock Incentive Plan on January 31, 2001, subject to stockholder approval at the Annual Meeting. The Plan provides for the grant of stock options, restricted stock units, stock appreciation rights, phantom stock and other awards that are valued in whole or in part by reference to our common stock. Our employees, officers, directors, consultants and independent contractors are eligible to participate in the Plan. On December 31, 2000, we had approximately 6,100 eligible participants.

         We believe that stock options and other stock-based awards are important to attract, and to encourage the continued employment and service of eligible participants. Stock options and other stock-based awards also align the interests of the participants with those of our stockholders.

         We have summarized the principal provisions of the Plan below. The summary may not be complete and is qualified in its entirety by the terms of the Plan, a copy of which is attached as Appendix A.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN.

         Administration of the Plan. The Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee is authorized to determine, from time to time, the persons to whom awards or grants will be made, and the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each award or grant. The Compensation Committee has the power to establish and waive, in its discretion, vesting and forfeiture provisions for awards or grants.

         Grants. Incentives under the Plan may consist of incentive stock options, non-qualified stock options, restricted stock units and any other stock-based award, including stock appreciation rights, phantom stock and other awards that are valued in whole or in part by reference to our common stock. Shares issuable pursuant to options or awards that expire or are forfeited become available to be granted again under the Plan.

         Eligibility for Participation. Any of our employees, officers, directors, consultants or independent contractors are eligible to become participants that receive awards under the Plan.

         Options, Term and Exercise Price. The exercise price of an option is determined by the Compensation Committee on the date of grant. However, an incentive stock option, or ISO, must have an exercise price per share equal to or greater than the fair market value of our common stock on the date of grant. An ISO granted to a person who owns more than 10% of the voting power of our outstanding capital stock is required to have an exercise price of not less than 110% of the fair market value of our common stock on the date of grant. On January 26, 2001, the fair market value of a share of our common stock was $1.12.

         The Compensation Committee determines the exercise period for each option, not to exceed ten years from the date of grant, except that an ISO granted to a person who owns more than 10% of the voting power of our outstanding capital stock is required to have an exercise period of not greater than five years.

         Transferability of Options. In general options are not transferable, except by will or the laws of decent or distribution. However, the Compensation Committee, in its sole discretion, may allow the transfer or assignment of a non-qualified stock option.

         Transferability of Restricted Stock Units. In general restricted stock units are not transferable. However, the Compensation Committee, in its sole discretion, may allow the transfer or assignment of a restricted stock unit.

         Awards Under the Plan. Each award will be set forth in a separate agreement that will indicate the type, terms and conditions of the award.

         A non-qualified stock option, or NQSO, will provide for the right to purchase our common stock at a specified price that may be less than fair market value on the date of grant (but not less than par value), and usually will become exercisable (in the discretion of the Compensation Committee) in one or more installments after the grant date, subject to the participant's continued employment with us. An NQSO may be granted for any term specified by the Compensation Committee.

         An ISO is designed to comply with certain restrictions contained in the Internal Revenue Code. Among such restrictions, an ISO (1) must have an exercise price not less than the fair market value of a share of Common Stock on the date of grant, (2) may only be granted to employees, (3) must expire within a specified period of time following the participant's termination of employment, and (4) must be exercised within ten years after the date of grant. An ISO may be subsequently modified to disqualify it for treatment as an ISO.

         Restricted Stock Units may be granted and made subject to such restrictions as may be determined by the Compensation Committee. We will typically have the right to repurchase restricted stock units at fair market value upon the participant's termination of employment with us. In general, restricted stock units may not be sold, or otherwise transferred, until the restrictions expire or are removed.

         Amendment and Termination of the Plan. The Board may amend or terminate the Plan at any time, provided that stockholder approval is required for any amendment that requires stockholder approval in accordance with the regulations issued under Section 16 of the Securities Exchange Act of 1934, and any amendment that would impair the rights of a participant requires the participant's consent. The Plan will terminate on January 31, 2011 unless terminated earlier by our Board of Directors. Awards granted prior to January 31, 2011 may extend beyond that date.

         Adjustment Provisions. If there is any change in our common stock as a result of a stock dividend, recapitalization, stock split, or combination or exchange of our common stock, or a merger, reorganization or consolidation of Gerald Stevens or any other change in our capital structure made without the receipt of consideration, then unless such event results in the termination of all outstanding awards under the Plan, the number and class of shares available for grants and the number and class of such shares covered by outstanding awards, and the price per share or the applicable market value of such grants, will be proportionately adjusted by the Compensation Committee to reflect any increase or decrease in the number or kind of issued shares of our common stock.

         Change in Control. In the event of a change in control of Gerald Stevens, unless otherwise provided in an award agreement, the Compensation Committee or our Board of Directors may provide on a case-by-case basis that some or all options may become fully vested and immediately exercisable, and the restrictions on any other outstanding awards would lapse making such awards fully vested.

         Federal Income Tax Consequences. Set forth below is a general description of the federal income tax consequences of grants under the Plan.

         Non-Qualified Stock Options. There are no federal income tax consequences to participants or to Gerald Stevens upon the grant of an NQSO under the Plan. Upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO, and Gerald Stevens generally will be entitled to a corresponding federal income tax deduction.

Upon the sale of shares acquired upon exercise of an NQSO, a participant will have a capital gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant upon exercise of the NQSO).

         Incentive Stock Options. Participants will not be subject to federal income taxation upon the grant or exercise of an ISO granted under the Plan, and we will not be entitled to a federal income tax deduction by reason of such grant or exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price (or the participant's other tax basis in the shares) is subject to the alternative minimum tax applicable to the participant. A sale of shares acquired upon exercise of an ISO that occurs more than one year after the exercise or more than two years after the grant of the ISO generally will result in the recognition of long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price (or the participant's other tax basis in the shares), and we will not be entitled to any tax deduction in connection with the sale.

         If the sale occurs within one year after the date of exercise of the ISO or within two years after the date of grant (a "disqualifying disposition") and is a transaction in which a loss, if sustained, would be recognized, the participant generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price (or the participant's other tax basis in the shares), or (ii) the excess of the amount realized on the sale of the shares over the exercise price (or the participant's other tax basis in the shares). In the case of a disqualifying disposition where a loss, if sustained, would not be recognized, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price (or the participant's other tax basis in the shares). Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a long-term or a short-term capital gain (or loss), depending upon the length of time the shares were held. We generally will be entitled to a tax deduction on a disqualifying disposition in an amount equal to the ordinary compensation income recognized by the participant.

         Restricted Stock Units. A participant normally will not recognize taxable income upon the award of a restricted stock unit, and we will not be entitled to a deduction, until such stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When our common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of our common stock at that time and we will be entitled to a deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock unit is awarded in an amount equal to the fair market value of our common stock at that time, determined without regard to the restrictions. In this event, we will be entitled to a deduction in the same year. Any gain or loss recognized by the participant upon subsequent disposition of our common stock will be capital gain or loss. If, after making the election, any common stock subject to a restricted stock grant is forfeited, or if the market value declines during the restriction period, the participant will not be entitled to any tax deduction or tax refund.

ITEM 3. SELECTION OF INDEPENDENT ACCOUNTANTS

         On the recommendation of the Audit Committee, the Board of Directors has selected Arthur Andersen LLP to be the independent accountants of Gerald Stevens and its consolidated subsidiaries for our 2001 fiscal year. Although the submission of this matter for stockholder ratification at the Annual Meeting is not required by law or our bylaws, the Board is nevertheless doing so to determine the stockholders' views. If the selection is not ratified, the Board will reconsider its selection of independent accountants.

         Arthur Andersen LLP has acted as independent accountants of Gerald Stevens and its consolidated subsidiaries since May 13, 1999. In addition, during our 2000 fiscal year Arthur Andersen LLP consulted with Gerald Stevens on various matters and performed services for us for fees and expenses as follows:

             1.  Audit and review fees                                     -     $415,000
             2.  Financial information systems design and implementation   -     $0
             3.  All other fees                                            -     $210,000

         A representative of Arthur Andersen LLP will attend the Annual Meeting, will be available to answer questions and will have an opportunity to make a statement if he wishes to do so. Members of the Audit Committee are also expected to attend.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS.

                                  OTHER MATTERS

         We do not know of any other business that will be presented for consideration at the Annual Meeting. However, if any other business should come before the Annual Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretion to act in accordance with their best judgment.

PROPOSALS FOR 2002 ANNUAL MEETING

         Any stockholder wishing to submit a proposal for inclusion in the Proxy Statement for the 2002 Annual Meeting, pursuant to the stockholder proposal rules of the SEC, should submit the proposal in writing to Secretary, Gerald Stevens, Inc., 1800 Eller Drive, Suite 300, Fort Lauderdale, Florida 33316. We must receive a proposal prior to October 10, 2001 in order to consider it for inclusion in the 2002 Proxy Statement.

                                   APPENDIX A

                              GERALD STEVENS, INC.
                            2001 STOCK INCENTIVE PLAN

         1.   ESTABLISHMENT, EFFECTIVE DATE AND TERM

         GERALD STEVENS, INC., a Florida corporation, hereby establishes the "Gerald Stevens, Inc. 2001 Stock Incentive Plan." Subject to ratification within twelve (12) months by an affirmative vote of a majority of the Common Stock, either in person or by proxy, present and entitled to vote at the Annual Meeting, the effective date of the Plan shall be January 31, 2001 (the "Effective Date"), which is the date that the Plan was approved and adopted by the Board of Directors of Gerald Stevens. Unless earlier terminated pursuant to
Section 12 hereof, the Plan shall terminate on the tenth anniversary of the Effective Date.

         2.   PURPOSE

         The purpose of the Plan is to advance the interests of Gerald Stevens by allowing Gerald Stevens to attract, retain and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in Gerald Stevens which thereby will create a stronger incentive to expend maximum effort for the growth and success of Gerald Stevens and its subsidiaries.

         3.   DEFINITIONS

         Whenever used in the Plan, the following terms shall have the meanings set forth below:

         "Award" shall mean, individually or collectively, an Option, Restricted Stock Unit or any other award granted pursuant to the Plan.

         "Award Agreement" shall mean, individually or collectively, an Option Agreement, Restricted Stock Unit Agreement or any other agreement entered into pursuant to the Plan.

         "Award Shares" shall mean shares of Common Stock issued pursuant to an Award.

         "Board" shall mean the Board of Directors of Gerald Stevens.

         "Cause" shall mean (i) the conviction of Participant for a felony or a crime involving moral turpitude or the plea of guilty or no lo contendre by Participant to a charge of any such crime, (ii) Participant's theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company, (iii) Participant's perpetration or attempted perpetration of fraud, or Participant's participation in a fraud or an attempted fraud, on the Company or Participant's unauthorized appropriation or attempted appropriation of any tangible or intangible material assets or property of the Company, (iv) Participant's dishonesty with respect to any matter concerning the Company or
(v) Participant's substantial failure or repeated failure to perform Participant's duties hereunder in accordance with the reasonable directions of the Company.; provided, however, that if the Participant and the Company have entered into an employment agreement which defines "cause" for purposes of such agreement, "cause" shall be defined in accordance with such agreement.

         "Change in Control" shall be deemed to occur if any Person shall acquire direct or indirect beneficial ownership (as defined by Rule 13(d)-3 of the Exchange Act) of securities of an entity, pursuant to one or more transactions, such that after consummation and as a result of such transaction, such person has direct or indirect beneficial ownership of 50% or more of the total combined voting power with respect to the election of directors of the issued and outstanding securities of an entity.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the committee appointed by the Board to administer the Plan pursuant to Section 5 of the Plan.

         "Company" shall mean Gerald Stevens and its subsidiaries whose financial statements are consolidated with the financial statements of Gerald Stevens in accordance with generally accepted accounting principles.

         "Common Stock" shall mean the common stock of Gerald Stevens.

         "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

         "Disability" shall mean "permanent and total disability" within the meaning of Section 22(e)(3) of the Code.

         "Eligible Individual" shall mean any employee, officer or director of the Company or any consultant or independent contractor providing services to the Company.

         "Exercise Price" shall mean the purchase price of each share of Common Stock subject to an Option.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, on the business day immediately prior to the date of determination: (i) the average closing price of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or (ii) if there have been no sales on any exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or (iii) if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or (iv) if on the day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. In the event that the Common Stock is not publicly traded, Fair Market Value shall be determined in good faith by the Committee.

         "Gerald Stevens" shall mean Gerald Stevens, Inc.

         "Incentive Stock Option" shall have the meaning set forth in Section 422 of the Code.

         "Option" shall mean any stock option granted pursuant to Section 7 of the Plan.

         "Option Agreement" shall mean a written agreement entered into by Gerald Stevens and a Participant which sets forth the terms and conditions of the Option thereby granted.

         "Participant" shall mean any Eligible Individual with an outstanding Award.

         "Person" shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a parent or subsidiary of Gerald Stevens.

         "Plan" shall mean the Gerald Stevens, Inc. 2001 Stock Incentive Plan.

         "Reorganization" shall be deemed to occur if an entity is a party to a merger, consolidation, reorganization, or other business combination with one or more entities in which said entity is not the surviving entity, if such entity disposes of substantially all of its assets, or if such entity is a party to a spin-off, split-off, split-up or similar transaction; provided, however, that the transaction shall not be a Reorganization if Gerald Stevens or any subsidiary of Gerald Stevens is the surviving entity.

         "Restricted Stock Unit" shall mean an Award granted pursuant to Section 8 of the Plan.

         "Restricted Stock Unit Agreement" shall mean a written agreement entered into by Gerald Stevens and a Participant which sets forth the terms and conditions of the Restricted Stock Units thereby granted.

         "Restriction Period" shall mean the period during which applicable restrictions apply to Restricted Stock Units.

         "Section 424 Employee" shall mean an employee of Gerald Stevens or any "subsidiary corporation" or "parent corporation" as defined in and in accordance with Code Section 424. Such term shall also include employees of a corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies.

         4.   ELIGIBILITY

         Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company. An individual may hold more than one Award, subject to such restrictions as are provided herein.

         5.   ADMINISTRATION

         (a) Committee. The Plan shall be administered by the Board or any committee appointed by the Board consisting of not less than two (2) Directors. The Committee shall have the full power and authority to take all actions, and to make all determinations required or provided for under the Plan, any Award granted or any Award Agreement entered into under the Plan and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. All such actions and determinations shall be made by the affirmative vote of a majority of the members of the Committee present at a meeting at which any issue relating to the Plan is properly raised for consideration or without a meeting by written consent of the Committee executed in accordance with Gerald Stevens' Articles of Incorporation and Bylaws, and applicable law. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any Award granted under the Plan.

         (b) No Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted or any Award Agreement entered into hereunder.

         6.   SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

         (a) Shares Subject to the Plan. The capital stock of Gerald Stevens that may be issued pursuant to Awards granted under the Plan shall be shares of Common Stock, which shares may be treasury shares or authorized but unissued shares. The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 1,000,000 shares, subject to adjustment as provided in Section 10 below. If any Option expires, terminates, or is terminated or canceled for any reason prior to exercise in full, the shares of Common Stock that were subject to the unexercised portion of such Option shall become available for future Awards granted under the Plan as if such Option had not been granted. If any Restricted Stock Unit or other award is forfeited for any reason, the Common Stock subject to such Award shall be available for future grants of Awards under the Plan as if such Awards had not been granted.

         (b) Maximum Awards. The maximum number of shares of Common Stock subject to Options that may be granted during any calendar year under the Plan to any Covered Employee shall be 250,000 shares.

         7.   OPTIONS

         (a) Types of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, either as (i) an Incentive Stock Option or (ii) as a non-qualified stock option which is not intended to meet the requirements of Section 422 of the Code. Options designated as Incentive Stock Options that fail to continue to meet the requirements of
Section 422 of the Code shall be redesignated as non-qualified stock options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be non-qualified stock options.

         (b) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock on such terms and conditions as the Committee may determine. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted.

         (c)   Limitation on Incentive Stock Options.

               i. Section 424 Employees. Incentive Stock Options may only be granted to Section 424 Employees. Subject to the terms and conditions of this Plan and the Option Agreement (including all vesting provisions and option periods), any and all Incentive Stock Options which an employee fails to exercise within 90 days after the date said employee ceases to be a
                    Section 424 Employee shall automatically be classified as non-qualified Stock Options to the extent that said Options have not otherwise been terminated.

               ii. Fair Market Value. Subject to Section 7(c)(iii) below, an Incentive Stock Option shall not be granted with an Exercise Price less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Incentive Stock Option is granted. The Committee shall determine Fair Market Value in accordance with the provisions of Section 422 of the Code.

               iii. Ten Percent Stockholder. Notwithstanding any other provision of this Plan to the contrary, no individual may receive an Incentive Stock Option under the Plan if such individual, at the time the award is granted, owns (after application of the rules contained in Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, unless
                    (i) the Exercise Price for each share of Common Stock subject to such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date of grant and (ii) such Incentive Stock Option is not exercisable after the fifth
                    (5th) anniversary of the date of grant.

               iv. Limitation on Grants. The aggregate Fair Market Value (determined with respect to each Incentive Stock Option at the time such Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Company) shall not exceed $100,000. If an Incentive Stock Option is granted pursuant to which the aggregate Fair Market Value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such Option which is in excess of the $100,000 limitation, and any Options issued subsequently in the same calendar year, shall be treated as a non-qualified stock option pursuant to
                    Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which Incentive Stock Options may be granted under this Plan and all such other plans.

         (d) Option Agreement. All Options granted pursuant to the Plan shall be evidenced by an Option Agreement, to be executed by Gerald Stevens and the Participant, in such form or forms as the Committee shall determine. Option Agreements may contain different provisions, provided, however, that all such Option Agreements shall comply with all terms of the Plan.

         (e) Exercise Price. The Exercise Price shall be fixed by the Committee and stated in each Option Agreement.

         (f) Option Period. Subject to the provisions of Sections 7 (c), (m),
(n) and (o), each Option granted under the Plan shall terminate and all rights to purchase shares thereunder shall cease on the tenth (10th) anniversary of the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option. Notwithstanding the foregoing, the Committee may in its discretion, at any time prior to the expiration or termination of any Option, extend the term of any such Option for such additional period as the Committee in its discretion may determine; provided, however, that in no event shall the aggregate option period with respect to any Option, including the initial term of such Option and any extensions thereof, exceed (10) years.

         (g) Vesting. Each Option Agreement will specify the vesting schedule applicable to the Option granted thereunder. Notwithstanding the foregoing, the Committee may in its discretion provide that any vesting requirement or other such limitation on the exercise of an Option may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the date of grant of such Option, so as to accelerate the time at which the Option may be exercised.

         (h) Exercise. An Option that is exercisable hereunder may be exercised by delivery to Gerald Stevens on any business day, at its principal office, addressed to the attention of the Stock Option Administrator, of written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, and shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided below. The minimum number of shares of Common Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of one hundred (100) shares or the maximum number of shares available for purchase under the Option at the time of exercise.

         (i) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) to the extent permitted by applicable law and agreed to by the Committee in its sole and absolute discretion, through the tender to Gerald Stevens of shares of Common Stock, which shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; (iii) to the extent permitted by applicable law and agreed to by the Committee in its sole and absolute discretion, by delivering a written direction to Gerald Stevens that the Option be exercised pursuant to a "cashless" exercise/sale procedure (pursuant to which funds to pay for exercise of the Option are delivered to Gerald Stevens by a broker upon receipt of stock certificates from Gerald Stevens) or a "cashless" exercise/loan procedure (pursuant to which the Participants would obtain a margin loan from a broker to fund the exercise) through a licensed broker acceptable to Gerald Stevens whereby the stock certificate or certificates for the shares of Common Stock for which the Option is exercised will be delivered to such broker as the agent for the individual exercising the Option and the broker will deliver to Gerald Stevens cash (or cash equivalents acceptable to Gerald Stevens) equal to the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and other taxes that Gerald Stevens may, in its judgment, be required to withhold with respect to the exercise of the Option;
(iv) to the extent permitted by applicable law and agreed to by the Committee in its sole and absolute discretion, by the delivery of a promissory note of the Participant to Gerald Stevens on such terms as the Committee shall specify in its sole and absolute discretion; or (v) by a combination of the methods described in clauses (i), (ii), (iii) and (iv). Payment in full of the Exercise Price need not accompany the written notice of exercise if the Option is exercised pursuant to the "cashless" exercise/sale procedure described above. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect.

         (j) Issuance of Certificates. Promptly after the exercise of an Option, the individual exercising the Option shall be entitled to the issuance of a certificate or certificates evidencing his ownership of such shares of Common Stock. An individual holding or exercising an Option shall have none of the rights of a stockholder until the shares of Common Stock covered thereby are fully paid and issued to him and, except as provided in Section 10 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

         (k) Use of Proceeds. The proceeds received by Gerald Stevens from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of Gerald Stevens.

         (l) Transferability. No Incentive Stock Option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution. Unless otherwise permitted by the Committee in its sole and absolute discretion, no non-qualified stock option shall be assignable or transferable by the Participant to whom it is granted, other than by will or the laws of descent and distribution. In the event the Committee permits the assignment or transfer of a non-qualified stock option, such Option shall be subject to the terms and conditions applicable to the Option immediately before the transfer.

         (m) Termination of Employment. Unless otherwise provided in an Option Agreement, upon the termination of the employment or other service of a Participant with the Company, other than by reason of Cause, resignation, death or

Disability, any Option granted to such Participant which has vested as of the date upon which the termination occurs shall be exercisable for a period not to exceed ninety (90) days after such termination. Upon such termination, the Participant's unvested Options shall expire and the Participant shall have no further right to purchase shares of Common Stock pursuant to such unvested Option. Notwithstanding the provisions of this Section 7(m), the Committee may provide, in its discretion, that following the termination of employment or service of a Participant with the Company (for any reason), a Participant may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 7(f) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 7(g) above. Unless otherwise determined by the Committee, temporary absence from employment or service because of illness, vacation, approved leaves of absence, military service and transfer of employment shall not constitute a termination of employment or service with the Company.

         (n) Termination of Employment for Cause or Resignation. Upon termination of the employment or other service of a Participant with the Company for Cause or by Participant's resignation, any Option granted to the Participant shall expire immediately and the Participant shall have no further right to purchase shares of Common Stock pursuant to such Options. The Committee shall determine whether Cause exists for purposes of this Plan.

         (o) Termination of Employment by Death or Disability. Unless otherwise provided in an Option Agreement, if a Participant terminates employment or service with the Company by reason of death or Disability of such Participant, the Participant or the Participant's estate, the devisee named in the Participant's valid last will and testament or the Participant's heir at law who inherits the Option (whichever is applicable) has the right, at any time within a period not to exceed one (1) year after such termination and prior to the termination of the Option pursuant to Section 7(f) above, to exercise, in whole or in part, any vested portion of the Options held by the Participant on the date the Participant's employment or service terminated. Unless otherwise provided in an Option Agreement, if a Participant terminates employment or service with the Company by reason of death or Disability, any unvested Options shall terminate. Notwithstanding the provisions of this Section 7(o), the Committee may provide, in its discretion, that following the termination of employment or service of a Participant with the Company (for any reason), a Participant may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or service and prior to termination of the Option pursuant to Section 7(f) above, either subject to or without regard to any vesting or other limitation on exercise imposed pursuant to Section 7(g) above.

         8.   RESTRICTED STOCK UNITS

         (a) Grant of Restricted Stock Units. Subject to the provisions of the Plan, the Committee may, at any time and from time to time, prior to the date of termination of the Plan, grant to such Eligible Individuals as the Committee may determine, Restricted Stock Units. Each Restricted Stock Unit shall be equivalent in value to one share of Common Stock. Each grant of Restricted Stock Units shall satisfy the requirements as set forth in this Section 8.

         (b) Restricted Stock Unit Agreement. All Restricted Stock Units granted pursuant to the Plan shall be evidenced by a Restricted Stock Unit Agreement, to be executed by Gerald Stevens and the Participant, in such form or forms as the Committee shall determine. Each Restricted Stock Unit Agreement shall specify the number of Restricted Stock Units awarded to the Participant, the applicable Period of Restrictions and contain such provisions and restrictions (or no restrictions) as the Committee shall deem appropriate on the date the Restricted Stock Units are granted. Restricted Stock Unit Agreements may contain different provisions; provided, however, that all such Restricted Stock Unit Agreements must comply with all terms of the Plan.

         (c) Restrictions. The Committee shall impose such restrictions (or no restrictions) on any Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, vesting restrictions, restrictions based upon the achievement of specific company-wide performance goals, divisional performance goals, individual performance goals and/or restrictions under applicable federal or state securities laws.

         (d) Payment. Upon expiration of the Restriction Period applicable to a Restricted Stock Unit, the Participant shall, without payment on his part, be entitled to receive payment in an amount equal to the aggregate Fair Market Value of the shares of Common Stock covered by the Restricted Stock Units. Such payment shall be made in the form of Common Stock equal to the number of Restricted Stock Units with respect to which such payment is made.

         (e) Dividend Equivalents. A Participant whose Restricted Stock Units have not previously terminated shall be entitled to receive payment in an amount equal to each cash dividend Gerald Stevens would have paid to such Participant after the grant of such Restricted Stock Units and prior to the lapse of restrictions relating thereto as if the Participant had been the owner of record of the shares of Common Stock covered by such Restricted Stock Units on the record date for the payment of such dividend and as if such Restricted Stock Units were not subject to restrictions. Payments of such dividend equivalent shall be made on the payment date of the cash dividend with respect to which it is made, or as soon as practicable thereafter.

         (f) Issuance of Common Stock Subject to Restrictions. The Committee may in its sole discretion cause the shares of Common Stock underlying any particular grant of Restricted Stock Units to be issued in the Participant's name prior to lapse of restrictions thereon and treat such Common Stock as outstanding for all purposes. In addition, as security for the return of such Common Stock in the event of forfeiture, the Committee may require that the shares of such Common Stock be pledged by the Participant to the Company, and the certificates evidencing such Common Stock be retained by the Company until the restrictions relating thereto lapse.

         (g) Transferability. Unless otherwise permitted by the Committee in its sole and absolute discretion, the Restricted Stock Unit granted under this Plan may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Unit Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee and specified in the Restricted Stock Unit Agreement.

         (h) Termination of Employment. Unless otherwise provided in a Restricted Stock Unit Agreement, if the Participant's employment or service with the Company terminates for any reason other than death or Disability during the Period of Restriction, all Restricted Stock Units held by the Participant which are still subject to the Period of Restriction shall be forfeited immediately; provided, however, that in the event of a termination of the Participant's employment, other than for Cause, the Committee, in its sole discretion, may waive the automatic forfeiture of any or all such Restricted Stock Units.

         (i) Termination of Employment by Death or Disability. Unless otherwise provided in a Restricted Stock Unit Agreement, if a Participant's employment or service with the Company terminates by reason of death or Disability, any remaining Period of Restriction shall terminate and, except as otherwise provided in this Section 8, the Participant shall receive payment in accordance with Section 8(d).

         9.   OTHER STOCK-BASED AWARDS

         Awards of shares of Common Stock, stock appreciation rights, phantom stock and other awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such awards may be made alone or in addition to or in connection with any Option, Restricted Stock Unit or other award granted hereunder. The Committee may determine the terms and conditions of any such award. Each award shall be evidenced by an agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the award, any consideration therefor, any vesting or performance requirements and such other terms and conditions as the Committee shall determine.

         10.  RECAPITALIZATION, CHANGE IN CONTROL AND OTHER CORPORATE EVENTS

         (a) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Gerald Stevens by reason of any recapitalization, or reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of Gerald Stevens or other increase or decrease in such shares effected without receipt of consideration by Gerald Stevens occurring after the Effective Date, a corresponding appropriate and proportionate adjustment shall be made by the Committee (i) in the aggregate number and kind of shares of Common Stock available under the Plan, (ii) in the number and kind of shares of Common Stock issuable upon exercise or vesting of an outstanding Award or upon termination of the Restriction Period applicable to a Restricted Stock Unit granted under the Plan, and (iii) in the Exercise Price per share of outstanding Options granted under the Plan.

         (b) Reorganization. Unless otherwise provided in an Award Agreement, in the event of a Reorganization of Gerald Stevens, the Committee may in its sole and absolute discretion, provide on a case-by-case basis that some or all outstanding Awards may become immediately exercisable, vested or entitled to payment. In the event of a Reorganization of Gerald Stevens the Committee may, in its sole and absolute discretion, provide on a case-by-case basis that Options shall terminate upon the Reorganization, provided however, that Optionee shall have the right, immediately prior to the occurrence of such Reorganization and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part. In the event that the Committee does not terminate an Option upon a Reorganization of Gerald Stevens then each outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock would have been entitled upon such Reorganization.

         (c) Change in Control. In the event of a Change in Control of Gerald Stevens, the Committee may, in its sole and absolute discretion, provide, on a case-by-case basis, that any or all outstanding Awards shall become immediately exercisable, vested or entitled to payment. The Committee may, in its sole and absolute discretion, provide on a case-by-case basis that Options shall terminate, provided, however, that each Participant shall have the right for a reasonable period, as the Committee in its sole discretion shall determine and designate, to exercise any vested Option in whole or in part.

         (d) Change in Status of Parent or Subsidiary. Unless otherwise provided in an Award Agreement, in the event of a Change in Control or Reorganization of a parent or subsidiary of Gerald Stevens, or in the event that a parent or subsidiary ceases to be a "parent" or "subsidiary" as defined in Section 424 of the Code, the Committee may, in its sole and absolute discretion, on a case-by-case basis (i) provide that some or all outstanding Awards held by a Participant employed by or performing service for such parent or subsidiary may become immediately exercisable, vested or entitled to payment or (ii) treat the Award as terminated, in which case the Participant shall no longer be entitled to exercise or payment of the Award in accordance with the Plan, but only if such Participant is not employed by Gerald Stevens or any parent or subsidiary immediately after such event.

         (e) Adjustments. Adjustments under this Section 10 related to stock or securities of Gerald Stevens shall be made by the Committee whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

         (f) No Limitations. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of Gerald Stevens to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

         11.  REQUIREMENTS OF LAW

         (a) Violations of Law. The Company shall not be required to sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual holding the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exerciseability or vesting of an Option, the exercise of an Option or the issuance of shares pursuant to the exercise of an Option or expiration of a Restriction Period to comply with any law or regulation of any governmental authority.

         (b) Registration. At the time of any exercise of any Option or receipt of Common Stock pursuant to an Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant's heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant's heirs, legatees or legal representative, as the case may be) upon his or her exercise of part or all of the Option or receipt of Common Stock and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of the shares thereunder, the Option may not be exercised in whole or in part and the Common Stock may not be issued unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion.

         (c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option or the grant of Common Stock pursuant to an Award, including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) withholding the amount due from any such person's wages or compensation due to such person, or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

         (d) Governing Law. This Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida.

         12.  AMENDMENT AND TERMINATION OF THE PLAN

         The Committee may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval by a majority of the votes present and entitled to vote at a duly held meeting of the stockholders of Gerald Stevens at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment, or by written consent in accordance with applicable state law and the Articles of Incorporation and Bylaws of Gerald Stevens shall be required for any amendment (i) that changes the requirements as to Eligible Individuals to receive Awards under the Plan, (ii) that increases the maximum number of shares of Common Stock in the aggregate that may subject to Awards that are granted under the Plan (except as permitted under Section 10 hereof), or (iii) if approval of such amendment is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded. Except as permitted under Section 10 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan.

         13.  GERALD STEVENS' RIGHT TO PURCHASE OPTION STOCK AND VESTED SHARES

         Gerald Stevens shall have the right to repurchase any Award Shares issued pursuant to an Award Agreement following the termination of the employment or service of the holder of the Award Shares with the Company for any reason. The price for repurchasing the Award Shares shall be paid in cash and shall be equal to Fair Market Value. Should Gerald Stevens fail to exercise such repurchase right within ninety (90) days following the later of (i) the Award holder's termination of employment or service or (ii) the date the Common Stock was issued, Gerald Stevens shall be deemed to have waived such right.

         14.  DISCLAIMER OF RIGHTS

         No provision in the Plan, any Award granted or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any

Participant, at any time, or to terminate any employment or other relationship between any individual and the Company. A holder of an Award shall not be deemed for any purpose to be a stockholder of Gerald Stevens with respect to such Award except to the extent that such Award shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder, or except as expressly provided by the Committee in writing. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 10 hereof.

         15.  NONEXCLUSIVITY OF THE PLAN

         The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Committee to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Committee in its discretion determines desirable, including, without limitation, the granting of stock options or stock appreciation rights other than under the Plan.

         16.  SEVERABILITY

         If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

         17.  NOTICES

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to Gerald Stevens, to its principal place of business, attention: Stock Option Administrator, and if to the Participant, to the address of the Participant as appearing on the records of the Company.

                                   APPENDIX B

                              GERALD STEVENS, INC.
                  AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the board of directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the board of directors have established, the independence and performance of the independent auditors, and the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

     1. Provide an open avenue of communication between the internal auditors, the independent auditor, and the board of directors.

     2.   Review the committee's charter annually.

     3. Recommend to the board of directors the independent auditor to be nominated, review the compensation of the independent auditor, and review and approve the retention or discharge of the independent auditor.

     4. Review and concur in the appointment, replacement, reassignment, or dismissal of the individual serving the Company in the capacity as Director of Internal Audit or similar capacity.

     5. Confirm and assure the objectivity and independence of the independent auditor by:

          a. Ensuring the independent auditor submits a formal written statement regarding relationships and services that may affect objectivity and independence.

          b.   Discussing any relevant matters with the independent auditors.

          c. Recommending that the Board of Directors take appropriate action to address the internal auditor's independence.

     6. Inquire of management, the Director of Internal Audit, and the independent auditor about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

     7. Consider, in consultation with the independent auditor and the Director of Internal Audit, the audit scope and plan of the internal auditors and the independent auditor.

     8. Consider and review with the independent auditor and the Director of Internal Audit any related significant findings and recommendations of the independent auditor and Internal Audit together with management's responses thereto.

     9. Review with management and the independent auditor at the completion of the annual examination:

          a.   The company's annual financial statements and related footnotes.

          b. The independent auditor's audit of the financial statements and its report thereon.

          c. Any significant changes required in the independent auditor's audit plan.

          d. Any serious difficulties or disputes with management encountered during the course of the audit.

          e. Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

          f. Any restrictions on the scope of the independent auditor's work or access to required information.

          g. Any recommended major changes required in the planned scope of the audit plan.

     10.  Consider and review with management and the Director of Internal
          Audit:

          a. Material findings during the year and management's responses thereto.

          b. Any significant difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

          c. Any recommended major changes required in the planned scope of their audit plan.

     11. Review policies and procedures with respect to officers' expense accounts and perquisites annually, including their use of corporate assets, and consider having possible material areas of concern reviewed by the Director of Internal Audit or the independent accountant.

     12. Review with General Counsel the results of the Company's compliance with the policy on proper business practices.

     13. Report committee actions to the board of directors with such recommendations as the Audit Committee may deem appropriate.

     14. The Audit Committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

     15. The Audit Committee shall meet at least four times per year prior to each filing with the Securities and Exchange Commission of a quarterly or annual report, or more frequently as circumstances require. The committee may ask members of management or others to attend the meetings and provide pertinent information as necessary.

     16. The membership of the Audit Committee shall be comprised solely of directors independent of management and free from any relationship that in the opinion of the board of directors, would interfere with the exercise of independent judgment as a committee member. A majority of the Audit Committee shall be composed of directors who are not former members of the Company's management. Audit Committee members and the committee chairman shall be designated by the full board of directors. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the board of directors.

     17. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.

     18. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     19. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.




                                      * * *

                                 REVOCABLE PROXY
                              GERALD STEVENS, INC.

[X]      PLEASE MARK VOTES
         AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MARCH 9, 2001

         The undersigned appoints Thomas W. Hawkins and Jeffrey M. Mattson as agents to vote all shares of Common Stock of Gerald Stevens, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Sheraton Fort Lauderdale, Airport Hotel, Salons 1 & 2, Fort Lauderdale, Florida, on Friday, March 9, 2001, at 10:00 a.m., Eastern Time, and at any adjournments. As more fully described in the Proxy Statement for the meeting, these persons (or their substitutes) are directed to vote as indicated on this card and are authorized to vote in their discretion upon any other business that properly comes before the meeting.

OUR BOARD OF DIRECTORS IS SOLICITING THIS PROXY.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

1.  Election of directors:

For all nominees listed (except as marked to the contrary):

                     [ ]  FOR           [ ]  WITHHOLD        [ ]  FOR ALL EXCEPT

Steven R. Berrard       Robert L. Johnson        Kenneth G. Puttick      Andrew W. Williams
John G. Hall            Ruth M. Owades           Kenneth R. Royer

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name in the space below.


2.  Approval of the 2001 Stock Incentive Plan.

               [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN


3.  Approval of the selection of Arthur Andersen LLP as independent accountants.

               [ ]  FOR               [ ]  AGAINST              [ ]  ABSTAIN


IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY IN THE BOX BELOW.


---------------------------------------
Date


---------------------------------------
Stockholder sign above


---------------------------------------
Co-holder (if any) sign above

Detach above card, sign, date and mail in postage-paid envelope provided.

The above-signed stockholder acknowledges receipt from Gerald Stevens, Inc., prior to the execution of this proxy, of a notice of the meeting, a proxy statement dated February 7, 2001 and the 2000 Annual Report to Stockholders.

Please sign exactly as your name appears on this card. When signing on behalf of a corporation, estate, trust or another stockholder, please give such entity's full name and your full title.

                              PLEASE ACT PROMPTLY.
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY.